As filed with the Securities and Exchange Commission on March 21, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Portola Pharmaceuticals, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	20-0216859
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

270 E. Grand Avenue

South San Francisco, California 94080

(650) 246-7300

(Address of principal executive offices) (Zip code)

Portola Pharmaceuticals, Inc. 2013 Equity Incentive Plan

(Full title of the plan)

William Lis

Chief Executive Officer

Portola Pharmaceuticals, Inc.

270 E. Grand Avenue

South San Francisco, California 94080

(650) 246-7300

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Kenneth L. Guernsey

Sally A. Kay

Cooley LLP

101 California Street, 5th Floor

San Francisco, CA 94111

(415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	2,827,208 (2)(3)	$39.18 (4)	$110,770,010	$12,839

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock of Portola Pharmaceuticals, Inc. (the “Registrant”) that become issuable under the 2013 Equity Incentive Plan (the “2013 Plan”) set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant’s common stock.

(2)	Represents additional shares of the Registrant’s common stock reserved for future issuance under the 2013 Plan by reason of the automatic increase provision of the 2013 Plan.
(3)	The number of shares reserved for issuance under the 2013 Plan will automatically increase on January 1st each year, starting on January 1, 2014 and continuing through January 1, 2023, by the lesser of (a) five percent (5%) of the total number of shares of the Registrant’s common stock outstanding on December 31st of the immediately preceding calendar year and (b) a number determined by the Registrant’s board of directors.
(4)	Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $39.18, the average of the high and low prices of the Registrant’s common stock as reported on The NASDAQ Global Select Market on March 14, 2017.

EXPLANATORY NOTE

Portola Pharmaceuticals, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering an additional 2,827,208 shares of its common stock, par value $0.001 per share (the “Common Stock”), issuable to eligible persons under the 2013 Equity Incentive Plan, which Common Stock is in addition to the shares of Common Stock registered on the Registrant’s Form S-8 filed on May 31, 2013 (File No. 333-188996), Form S-8 filed on May 12, 2014 (File No. 333-195897), Form S-8 filed on March 2, 2015 (File No. 333-202439) and Form S-8 filed on February 29, 2016 (File No. 333-209810).

PART II

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Registration Statements on Form S-8 (File No. 333-188996), on Form S-8 (File No. 333-195897), on Form S-8 (File No. 333-202439) and on Form S-8 (File No. 333-209810), filed by the Registrant with the Securities and Exchange Commission on May 31, 2013, May 12, 2014, March 2, 2015 and February 29, 2016, respectively, are incorporated by reference into this Registration Statement. In addition, the following documents filed by the Registrant with the SEC are incorporated by reference into this Registration Statement:

1. The Registrant’s latest annual report on Form 10-K filed with the SEC on March 1, 2017.

2. The Registrant’s Current Reports on Form 8-K filed on February 3, 2017, under the Exchange Act (File No. 001-35935).

3. The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A filed with the Commission on May 17, 2013, including any amendments or reports filed for the purpose of updating such description.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of Portola Pharmaceuticals, Inc.

4.2(2)	Amended and Restated Bylaws of Portola Pharmaceuticals, Inc.

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.1(3)	Portola Pharmaceuticals, Inc. 2013 Equity Incentive Plan and Form of Stock Option Agreement and Form of Stock Option Grant Notice thereunder.

(1)	Filed as Exhibit 3.1 to Registrant’s Current Report on Form 8-K (File No. 001-35935), filed with the Securities and Exchange Commission on May 28, 2013, and incorporated herein by reference.
(2)	Filed as Exhibit 3.2 to Registrant’s Current Report on Form 8-K (File No. 001-35935), filed with the Securities and Exchange Commission on May 28, 2013, and incorporated herein by reference.
(3)	Filed as Exhibit 10.3 to Registrant’s Registration Statement on Form S-1 (File No. 333-187901), filed with the Securities and Exchange Commission on April 12, 2013, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of South San Francisco, State of California, on March 21, 2017.

PORTOLA PHARMACEUTICALS, INC.

By:	/s/ Mardi C. Dier
Mardi C. Dier
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William Lis and Mardi C. Dier, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM LIS William Lis	Chief Executive Officer and Director (Principal Executive Officer)	March 21, 2017

/s/ MARDI C. DIER Mardi C. Dier	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 21, 2017

/s/ HOLLINGS C. RENTON Hollings C. Renton	Chairman of the Board of Directors	March 21, 2017

/s/ JEFFREY W. BIRD Jeffrey W. Bird, M.D., Ph.D.	Director	March 21, 2017

/s/ LAURA A. BREGE Laura A. Brege	Director	March 21, 2017

/s/ DENNIS FENTON Dennis Fenton, Ph.D.	Director	March 21, 2017

/s/ CHARLES J. HOMCY Charles J. Homcy, M.D.	Director	March 21, 2017

/s/ JOHN H. JOHNSON John H. Johnson	Director	March 21, 2017

/s/ DAVID C. STUMP David C. Stump, M.D.	Director	March 21, 2017

Signature	Title	Date

/s/ H. WARD WOLFF H. Ward Wolff	Director	March 21, 2017

EXHIBIT INDEX

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of Portola Pharmaceuticals, Inc.

4.2(2)	Amended and Restated Bylaws of Portola Pharmaceuticals, Inc.

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.1(3)	Portola Pharmaceuticals, Inc. 2013 Equity Incentive Plan and Form of Stock Option Agreement and Form of Stock Option Grant Notice thereunder.

(1)	Filed as Exhibit 3.1 to Registrant’s Current Report on Form 8-K (File No. 001-35935), filed with the Securities and Exchange Commission on May 28, 2013, and incorporated herein by reference.
(2)	Filed as Exhibit 3.2 to Registrant’s Current Report on Form 8-K (File No. 001-35935), filed with the Securities and Exchange Commission on May 28, 2013, and incorporated herein by reference.
(3)	Filed as Exhibit 10.3 to Registrant’s Registration Statement on Form S-1 (File No. 333-187901), filed with the Securities and Exchange Commission on April 12, 2013, and incorporated herein by reference.